Exhibit 4.75

Dated 25 November 2014

POLYARISTI NAVIGATION CO.
EFPLOIAS SHIPPING CO. and
AMORITA DEVELOPMENT INC.
as joint and several Borrowers

and

BOX SHIPS INC.
as Guarantor

and

ROSETTA NAVIGATION CORP. LIMITED
TRITON SHIPPING LIMITED
as Collateral Owners

and

THE BANKS AND FINANCIAL INSTITUTIONS
Listed in Schedule 1
as Lenders

and

ABN AMRO BANK N.V.
as Agent, Underwriter and as Security Trustee

and

ABN AMRO BANK N.V. and
HSH NORDBANK AG
as Swap Banks

FIRST SUPPLEMENTAL AGREEMENT

relating to a loan facility of
(originally) up to US$100,000,000

	Index

Clause		Page

1	Interpretation	2
2	Agreement of all parties to the Amendment of the Loan Agreement, the Corporate Guarantee and the other Finance Documents	3
3	Conditions Precedent	3
4	Representations and Warranties	3
5	Amendment of Loan Agreement	3
6	Further Assurances	5
7	Expenses	6
8	Notices	6
9	Supplemental	7
10	Law and Jurisdiction	7
Schedule 1 Lenders		8
Schedule 2 Conditions Precedent Documents		9
Execution Page		10

THIS FIRST SUPPLEMENTAL AGREEMENT is made on 25 November 2014
BETWEEN
(1)	POLYARISTI NAVIGATION CO., EFPLOIAS SHIPPING CO. and AMORITA DEVELOPMENT INC., each a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (each a "Borrower" and, together, the "Borrowers");
(2)	BOX SHIPS INC. a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as Corporate Guarantor;
(3)	ROSETTA NAVIGATION CORP. LIMITED and TRITON SHIPPING LIMITED, each a company incorporated in Hong Kong whose registered office is at Suite 801, Singga Commercial Centre, 144-151, Connaught Road West, Hong Kong as Collateral Owners;
(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;
(5)	ABN AMRO BANK N.V. acting through its office at 93 Coolsingel, 3012 ae, Rotterdam, The Netherlands, as Agent, First Swap Bank, Underwriter and Security Trustee; and
(6)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Federal Republic of Germany as Second Swap Bank.
BACKGROUND
(A)	By a loan agreement dated 6 May 2011 (as amended and restated by two amending and restating agreements dated 9 August 2012 and 9 August 2013, respectively) and made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders, (iv) ABN Amro Bank N.V. (as Agent, First Swap Bank, Underwriter and Security Trustee) and (v) HSH Nordbank AG (as Second Swap Bank) (the "Loan Agreement"), the Lenders have made available to the Borrowers a loan facility in an amount of (originally) up to US$100,000,000, of which an amount of US$73,050,000 is outstanding by way of principal on the date hereof.
(B)	By an agency and trust deed (the "Agency and Trust Deed") entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the First Swap Bank.
(C)	By a master agreement (the "First Master Agreement") (on the 2002 ISDA (Multicurrency Crossborder) form together with the schedule attached thereto (as amended)) dated 6 May 2011 and made between (i) the Borrowers and (ii) the First Swap Bank, it was agreed that the First Swap Bank would enter into Designated Transactions with the Borrowers from time to time.
(D)	By a master agreement (the "Second Master Agreement") (on the 2002 ISDA (Multicurrency Crossborder) form together with the schedule attached thereto (as amended)) dated 9 August 2012 and made between (i) the Borrowers and (ii) the Second Swap Bank, it was agreed that the Second Swap Bank would enter into Designated Transactions with the Borrowers from time to time.
(E)	By a corporate guarantee dated 6 May 2011 (as amended and supplemented from time to time) and made between (i) the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Agreements.
(F)	The Borrowers and the Corporate Guarantor have requested to:

(i)	relax certain financial covenants set out in clause 12.3 (b) and (d) of the Corporate Guarantee (the "Corporate Guarantee Amendments") during the Second Waiver Period (as defined below);
(ii)	amend the application of the security cover requirements set out in clause 15.1 of the Loan Agreement (the "Security Cover Amendments") during the Second Waiver Period (as defined below);
(iii)	waive the application of the requirements under Clause 11.20 ( the "Employment Amendments") during the Second Waiver Period (as defined below); and
(iv)	the consequential amendments (the "Consequential Amendments" and, together with the Corporate Guarantee Amendments, the Security Cover Amendments and the Employment Amendments, the "Amendments" and each an "Amendment") to the Loan Agreement, the Corporate Guarantee and the other Finance Documents in connection with those others.
(G)	This Agreement sets out the terms and conditions on which the parties agree, with effect on and from the Effective Date, to the Amendments of the Loan Agreement and the Finance Documents in connection with those matters.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.
1.2	Definitions
In this Agreement, unless the contrary intention appears:
"Corporate Guarantee"  means the guarantee (as amended and supplemented from time to time) as referred to in Recital (E);
"Effective Date"  means the date on which the Agent notifies the Borrowers and the Creditor Parties that the conditions precedent in Clause 3 have been fulfilled;
"Loan Agreement"  means the loan agreement (as amended, supplemented and/or restated form time to time) as referred to in Recital (A);
"Master Agreements" means, together, the First Master Agreement and the Second Master Agreement as referred to in Recitals (C) and (D) and , in the singular, means either of them;
"Mortgage Addenda"  means, in relation to each Ship, the addendum to the Mortgage on that Ship in such form as the Lenders may agree or reasonably require and, in the singular, means any of them;
"New Finance Documents" means:
(a)            this Agreement; and
(b)            the Mortgage Addenda; and
"Second Waiver Period" means the period commencing on 1 April 2014 (inclusive) and ending on 29 June 2015 (inclusive).

1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.
2	AGREEMENT OF ALL PARTIES TO THE AMENDMENT OF THE LOAN AGREEMENT, THE CORPORATE GUARANTEE AND THE OTHER FINANCE DOCUMENTS
2.1	Agreement of the parties to this Agreement
The parties to this Agreement agree, subject to and upon the terms and conditions of this Agreement, to the amendment of the Loan Agreement, the Corporate Guarantee and the other Finance Documents to be made pursuant to Clauses 5.1 to 5.3.  The agreement of the parties to this Agreement contained in Clause 2.1 shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
3.1	General
The agreement of the parties to this Agreement contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2	Conditions precedent
The conditions referred to in Clause 2.1 are that the Agent shall have received the documents and evidence referred to in Schedule 2 in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement or such later date as the Agent may agree with the Creditor Parties and the Borrowers.
4	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
Each Borrower represents and warrants to the Agent that the representations and warranties in clause 10 of the Loan Agreement, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each other Finance Document which is being amended by this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.
4.2	Repetition of Corporate Guarantee and Collateral Guarantee representations and warranties
The Corporate Guarantor and each Collateral Owner represents and warrants to the Lender that the representations and warranties in clause 10 of the Corporate Guarantee and clause 10 of the relevant Collateral Guarantee respectively, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each other Finance Document which is being amended by this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.
5	AMENDMENT OF LOAN AGREEMENT
5.1	Amendments to Loan Agreement
(a)	With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	the following definitions shall be included in clause 1.1 of the Loan Agreement in the requisite alphabetical order:
"Group" means the Corporate Guarantor and any of its subsidiaries and "any member of the Group" shall be construed accordingly;
"Second Waiver Period" means the period commencing on 1 April 2014 (inclusive) and ending on 29 June 2015 (inclusive);
(ii)	the definition of "Margin" in clause 1.1 of the Loan Agreement shall be deleted and replaced as follows:
"Margin" means:
(a)	during the Waiver Period and the Second Waiver Period, 3.35 per cent. per annum; and
(b)	at all other times, 3 per cent. per annum;";
(iii)	the definition of "Relevant Percentage" in the last paragraph of clause 15.1 of the Loan Agreement shall be deleted and replaced as follows:
"In this Clause 15.1 "Relevant Percentage" means:
(a)	during the Waiver Period, 120 per cent. per annum;
(b)	during the Second Waiver Period, 110 per cent. per annum; and
(c)	at all other times, 140 per cent. per annum.";
(iv)	the words "(other than during the Second Waiver Period)" shall be included after the words "The Borrowers shall ensure that throughout the Security Period" in clause 11.20 of the Loan agreement; and
(b)	as so amended pursuant to (a) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.
5.2	Amendments to Corporate Guarantee
(a)	With effect on and from the Effective Date, the Corporate Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:
(i)	the following definition shall be included in clause 1.2 of the Corporate Guarantee in the requisite alphabetical order:
"Second Waiver Period" means the period commencing on 1 April 2014 (inclusive) and ending on 29 June 2015 (inclusive);
(ii)	clause 12.3(b) of the Corporate Guarantee shall be deleted and replaced as follows:
"(b)	the Market Value Adjusted Net Worth of the Group shall not be less than:
(i)	$50,000,000 during the Second Waiver Period; and
(iii)	$100,000,000 at all other times;";
(iv)	clause 12.3(d) of the Corporate Guarantee shall be deleted and replaced as follows:

"(d)	the Leverage Ratio shall not exceed:
(i)	during the Waiver Period and the Second Wavier Period, 0.85:1; and
(ii)	at all other times, 0.65:1."; and
(v)	clause 12.2 (a) of the Corporate Guarantee shall be deleted and replaced as follows:
"(a)	pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if an Event of Default has occurred and has not been remedied or an Event of Default will result from the payment of a dividend or the making of any other form of distribution Provided that the Guarantor may only pay dividends or make any other form of distribution in each financial quarter in an amount of up to, in the case of the Waiver Period, $0.15 and, in the case of the Second Waiver Period, $0.05 per common share outstanding; or"; and
(b)	as so amended pursuant to (a) above, the Corporate Guarantee shall continue to be binding on each of the parties to it in accordance with its terms as so amended.
5.3	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents, shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	the definition of, and references throughout each of the Finance Documents to, that Master Agreement, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to that Master Agreement, the Loan Agreement and those Finance Documents as amended by this Agreement;
(b)	the definition of, and references throughout to, the Mortgage on each of the Ships shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum; and
(c)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
5.4	The Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect, as amended by:
(a)	the amendments contained or referred to in Clause 5.1, 5.2, 5.3 and the Mortgage Addenda; and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	FURTHER ASSURANCES
6.1	Borrowers' and Corporate Guarantor's obligations to execute further documents etc.
Each Borrower and the Corporate Guarantor shall:
(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrowers or the Corporate Guarantor specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances
Those purposes are:
(a)	validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended or supplemented by this Agreement; and
(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances
The Agent may specify the terms of any document to be executed by the Borrowers or, as the case may be, the Corporate Guarantor, under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.
6.4	Obligation to comply with notice
The Borrowers and the Corporate Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.
6.5	Additional corporate action
At the same time as the Borrowers or the Corporate Guarantor deliver to the Agent any document executed under Clause 6.1(a), the Borrowers shall also deliver to the Agent a certificate signed by 2 of the directors or, if applicable, the sole director of each Borrower or, as the case may be, the Corporate Guarantor which shall:
(a)	set out the text of a resolution of that Borrower's or the Corporate Guarantor's director specifically authorising the execution of the document specified by the Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of that Borrower or, as the case maybe, the Corporate Guarantor; and
(b)	state that either the resolution was duly passed by the sole director validly convened and held throughout and is valid under that Borrower's articles of association or other constitutional documents.
7	EXPENSES
7.1	Reimbursement of expenses
The Borrowers shall reimburse to the Agent on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Agent or any other Creditor Party in connection with the negotiation, preparation and execution of the New Finance Documents and any other documents required thereunder.
8	NOTICES
8.1	General

The provisions of clause 28 (Notices) of the Loan Agreement, as amended by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
9	SUPPLEMENTAL
9.1	Counterparts
This Agreement may be executed in any number of counterparts.
9.2	Third party rights
Other than a Creditor Party, no person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
10	LAW AND JURISDICTION
10.1	Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions
The provisions of clause 31 (Law and Jurisdiction) of the Loan Agreement, as amended by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

 LENDERS

Lender	Lending Office
ABN AMRO Bank N.V.	93 Coolsingel 3012 AE Rotterdam The Netherlands Fax: +31 10401 5323
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany Fax: +49 403333 4236
ITF International Transport Finance Suisse AG	Wasserwerkstrasse 12 CH-8006 Zurich Switzerland Fax:

SCHEDULE 2

 CONDITIONS PRECEDENT DOCUMENTS
The following are the documents referred to in Clause 3.2:
1	In relation to each Borrower, each Collateral Owner, or as the case may be, the Corporate Guarantor, documents of the kind specified in paragraphs 2, 3, 4 and 5 of Schedule 3, Part A of the Loan Agreement with appropriate modifications to refer to this Agreement and the New Finance Documents (as applicable).
2	A duly executed original of the New Finance Documents and any documents required pursuant thereto.
3	Evidence that each Mortgage Addendum has been registered against the relevant Ship in accordance with the laws of the Republic of Liberia.
4	Documentary evidence that the agent for service of process named in clause 31 of the Loan Agreement has accepted its appointment in respect of each New Finance Document.
5	Certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate.
6	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Liberia, Marshall Islands, Hong Kong and such other relevant jurisdictions as the Agent may require.
7	Any further opinions, consents, agreements and documents in connection with this Agreement, the Finance Documents and the New Finance Documents which the Agent may request by notice to the Borrowers prior to the Effective Date.

EXECUTION PAGE
BORROWERS

SIGNED by	Robert Perri	)	/s/ Robert Perri
for and on behalf of		)
POLYARISTI NAVIGATION CO.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Robert Perri	)	/s/ Robert Perri
for and on behalf of		)
EFPLOIAS SHIPPING CO.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Robert Perri	)	/s/ Robert Perri
for and on behalf of		)
AMORITA DEVELOPMENT INC.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

CORPORATE GUARANTOR

SIGNED by	Robert Perri	)	/s/ Robert Perri
	Aikaterini Stoupa	)	/s/ Aikaterini Stoupa
for and on behalf of		)
BOX SHIPS INC.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

COLLATERAL OWNERS

SIGNED, SEALED and DELIVERED		)
for and on behalf of		)
ROSETTA NAVIGATION CORP. LIMITED		)
by	Robert Perri	)	/s/ Robert Perri
as Attorney-in-Fact		)
pursuant to a Power of Attorney dated 18 November 2014)
In the presence of:	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor

Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED, SEALED and DELIVERED		)
for and on behalf of		)
TRITON SHIPPING LIMITED		)
by	Robert Perri	)	/s/ Robert Perri
as Attorney-in-Fact		)
pursuant to a Power of Attorney dated 18 November 2014)
In the presence of:	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
HSH NORDBANK AG		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ITF INTERNATIONAL TRANSPORT FINANCE SUISSE AG		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

AGENT

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SECURITY TRUSTEE

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

UNDERWRITER

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SWAP BANKS

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece

SIGNED by	Nadine Arleh	)	/s/ Nadine Arleh
for and on behalf of		)
HSH NORDBANK AG		)
in the presence of	Vassiliki Georgopoulos	)	/s/ Vassiliki Georgopoulos
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens-Greece